EXHIBIT 10.2

AMENDMENT TO
WORLDPAY, INC.
2012 EQUITY INCENTIVE PLAN
PERFORMANCE SHARE UNIT ACQUISITION AWARD AGREEMENT

THIS AMENDMENT TO PERFORMANCE SHARE UNIT ACQUISITION AWARD AGREEMENT is entered into effective as of March __, 2019 (the “Effective Date”) by and between Worldpay, Inc. (the “Company”) and [NAME] (the “Participant”).

WHEREAS, the Company and the Participant entered into that certain Performance Share Unit Acquisition Award Agreement in respect of the performance period commencing on January 1, 2018 and ending on December 31, 2020 (as previously amended, if applicable, the “Original Agreement”); and

WHEREAS, the Company and the Participant desire to enter into this Amendment to the Original Agreement (this “Amendment”), effective as of the Effective Date.

NOW, THEREFORE BE IT, RESOLVED that the Original Agreement is hereby amended as follows, effective as of the Effective Date:

1.    Section 7.1.1 is hereby amended and restated in its entirety to read as follows:

“upon a Change of Control that occurs prior to March 1, 2021, the PSUs shall be immediately converted to time-based restricted stock units in an amount that is the greater of (i) Target Award value or (ii) projected actual Award value based on the level of projected achievement of the Performance Goals and Stock Price Hurdle in accordance with Exhibit 1 as of the date of the Change of Control, in each case without pro-ration for the percentage of the Performance Period or Vesting Period that has elapsed.  These restricted stock units will cliff-vest in the same proportions and on the same Vesting Dates as is set out in Section 4 above, subject to the Participant’s Continuous Service Status through to the applicable Vesting Date; provided, however, that if, prior to the last day of the applicable Vesting Period, the Participant (a) dies or becomes Disabled; or (b) is terminated without Cause (as defined above) or for Good Reason (as defined below), the restricted stock units shall vest in full as of the date of such termination. For the avoidance of doubt, in connection with such vesting, each restricted stock unit will be eligible to receive the same per share transaction consideration being offered to common stockholders generally pursuant to the Change of Control; or, alternatively, the Committee may cancel the Participant's PSUs and pay to the Participant, in cash or stock, or any combination thereof, the value of such PSUs based upon the price per Share received or to be received by other stockholders of the Company in the Change of Control.”

2.    Any capitalized term that is used but not defined in this Amendment shall have the meaning set forth in the Original Agreement.

3.    Except as modified by this Amendment, the Original Agreement shall remain in full force and effect in accordance with the terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have signed this Amendment effective as of the Effective Date.
WORLDPAY, INC.

Name:
Title:
PARTICIPANT

Name: